EXHIBIT 10(jj)

                  AGREEMENT FOR CUSTOMER SERVICE ADMINISTRATION

         THIS AGREEMENT, dated this 13 day of November , 1997 by and between THE DELTONA CORPORATION, a Delaware Corporation authorized to transact business in the State of Florida ("Deltona"), SWAN DEVELOPMENT CORPORATION, a Florida Corporation ("Swan"), confirm and agree as follows:

         1.       Introduction
                  ------------

                  1.1 Swan owns certain real estate properties located within St. Augustine Shores Subdivision, St. Johns County in the State of Florida, (hereinafter referred to "Property"), which is registered with the United States Department of Housing and Urban Development ("HUD"), the Division of Florida Land Sales, Condominiums and Mobile Homes (the "Division") and with various other governmental agencies.

                  1.2 Certain of the Property is undeveloped  and under contract to be purchased by individuals pursuant to Agreements of Purchase and Sale entered into between Deltona and the purchasers. Swan has agreed to be responsible for the obligations of Deltona pursuant to the purchasers' Agreements of Purchase and Sale.

                  1.3 Deltona has agreed to assist Swan in administration of obligations to these purchasers in the form of a customer service exchange program to lots scheduled for development by Swan.

         2.       Exchange Program
                  ----------------

                  2.1 Deltona shall submit, on Swan's behalf, a proposed exchange program to the Division of Florida Land Sales, Condominiums and Mobile Homes (hereinafter the "Division") for the Division's approval..

                  2.2 Upon receipt of the Division's written approval, Deltona shall be responsible for preparing all correspondence and documentation for submission to the purchasers of undeveloped lots; for responding to purchaser inquiries; and for completing exchanges through coordination of return of the purchaser's original lot and substitution of the exchange lot.

                  2.3 Deltona shall file all required interim reports relative to the exchange program with the Division, and submit a copy to Swan.

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         3.       Fees to Deltona for Services Rendered
                  -------------------------------------

                  The parties hereto agree that the fees for the services contemplated to be performed by Deltona shall be $1,084.00 per exchange consummated. This amount is based upon the average estimated costs for title search, recording fees, title insurance premium and other title services plus an administrative fee to Deltona.

         4.       Additional Services
                  -------------------

                  When and if Swan decides that it wishes to improve additional St. Augustine Shores lots, Deltona will prepare registrations, if required, and/or exemption filings for the Division as well as other regulatory agencies in jurisdictions in which sales are contemplated. The fees for these additional services shall be agreed upon, in writing, between Swan and Deltona, prior to commencement of any additional services by Deltona.

         5.       Notice
                  ------

                  Any notice required or permitted to be given hereunder shall be in writing and shall be transmitted by postage prepaid mail to the parties at there addresses as follows:

                           Deltona:         The Deltona Corporation
                                            999 Brickell Avenue
                                            Suite 700
                                            Miami, Florida  33131
                                            Attention: Earle D. Cortright, Jr.

                           Swan:            Swan Development Corporation
                                            49 Shores Boulevard
                                            St. Augustine FL 32086


Nothing herein contained shall be construed as preventing the parties from changing the place to which notices shall be addressed; however, no such change shall be valid unless it is given in accordance with this section.

         6.       NO MODIFICATION.
                  ----------------

                  No term or provision of this Agreement may be changed or waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
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         7.       INTERPRETATION.
                  ---------------

                  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida.


         8.       GENERAL PROVISIONS.
                  -------------------

                  (a)      Time is of the essence in this Agreement.

                  (b) This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have caused these presents to be executed, all of which has been done on the time and date first above written.



THE DELTONA CORPORATION                     SWAN DEVELOPMENT CORPORATION
     ("Deltona")                                 ("Swan")

BY:/s/ Earle D.  Cortright, Jr.             BY: /s/ Antony Gram
   -----------------------------               -----------------------------
Earle D. Cortright, Jr., President             Antony Gram, President


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
                          FEE TO DELTONA FOR EXCHANGES


Based upon average
Lot Price of $34,000


                                                        UNDER
                                                      CONTRACT                    DEEDED              TOTAL
                                                     ----------                 ----------         ----------
# OF LOTS                                                    47                         14                 61

COSTS FOR TRADE IN LOT
     TITLE SEARCH ($150.00)                          $     0.00                 $ 2,100.00         $ 2,100.00
     RECORDING FEES ($238.00)                        $     0.00                 $ 3,332.00         $ 3,332.00
     WORK CHARGE ($50.00)                            $     0.00                 $   700.00         $   700.00

COSTS FOR NEW LOT
     TITLE SEARCH ($150.00)                          $ 7,050.00                 $ 2,100.00         $ 9,150.00
     RECORDING FEES ($238.00)                        $11,186.00                 $ 3,332.00         $14,518.00
     TITLE INSURANCE PREMIUM ($195.50)               $ 9,188.50                 $ 2,737.00         $11,925.50
     WORK CHARGE ($50.00)                            $ 2,350.00                 $   700.00         $ 3,050.00

TOTAL CHARGES FOR
 TITLE RELATED WORK                                  $29,774.50                 $15,001.00         $44,775.50

ADMINISTRATION FEE($350.00)                          $16,450.00                 $ 4,900.00         $21,350.00

TOTAL CHARGES                                        $46,224.50                 $19,901.00         $66,125.50

CHARGE PER @ 61 EXCHANGES                                                                          $ 1,084.02
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